                                                                    Exhibit 99.1

                       [VION PHARMACEUTICALS, INC. LOGO]

                         COMPANY CONTACT:  VION PHARMACEUTICALS, INC.
                                           Alan Kessman, Chief Executive Officer
                                           Howard B. Johnson, President
                                           (203) 498-4210 phone

                      VION LICENSES HETEROCYCLIC HYDRAZONES

NEW HAVEN, CT, SEPTEMBER 26, 2005 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced today that it had entered into an exclusive license agreement with a group of inventors from the Institute of Pharmacy and the Institute of
Medical Chemistry and Biochemistry at the University of Innsbruck and Austria
Wirtschaftsservice Gesellschaft m.b.H. ("aws"), related to a group of heterocyclic hydrazone compounds covered by patents or patent applications in
North America and Europe.

Vion had previously announced the execution of a research collaboration and option agreement with the inventors and aws in December 2003. During the period of this agreement, Vion evaluated several compounds in preclinical studies and determined to enter into the license agreement. Under the agreement, the Company will make an initial payment of $37,500 to the inventors and aws, and additional milestone payments based on the progress of clinical development and royalties based on product revenues.

Dr. Ivan King, Vice President, Research & Development, stated, "The hydrazones have unique chemical structures and biologic activity, and have shown potent cytotoxic activity in the National Cancer Institute's tumor cell panels and in vivo anticancer testing. We are pleased to have the opportunity to develop these potential clinical candidates under an exclusive license agreement."

Dr. Manfred Lampl, Patent and Licensing Manager of Austria Wirtschaftsservice,
stated, "We are delighted to engage Vion as an ongoing partner for further development of the hydrazones. We believe that Vion's experience and competence in the field of cancer drug development will contribute significantly to the opportunity to establish new therapeutic options from these promising compounds."

Vion Pharmaceuticals, Inc. is developing cancer therapeutics. Vion has two agents in clinical trials: Cloretazine(R), a unique sulfonylhydrazine alkylating agent, is being evaluated in a Phase III trial in combination with cytarabine in relapsed acute myelogenous leukemia. Trials of Cloretazine(R) as a single agent in adult and pediatric brain tumors, small cell lung cancer and chronic lymphocytic leukemia, and in combination with temozolomide in hematologic malignancies, are also underway. Triapine(R), a potent inhibitor of a key step in DNA synthesis, is being evaluated in combination with gemcitabine in a Phase

II trial in pancreatic cancer, and additional trials sponsored by the National
Cancer Institute. In preclinical studies, Vion is also evaluating KS119W, a hypoxia-selective compound from the sulfonylhydrazine class, and heterocyclic hydrazones. The Company also is seeking development partners for TAPET(R), its modified Salmonella vector used to deliver anticancer agents directly to tumors.
For additional information on Vion and its product development programs, visit the Company's Internet web site at www.vionpharm.com.

Austria Wirtschaftsservice Gesellschaft m.b.H. ("aws") is a customer-oriented bank specialized in Austrian business promotion. The aim of aws as a bank and public funding organization is to strengthen the domestic business location and the competitiveness of Austrian companies as well as securing jobs in the long-term. Tecma (Technology Marketing Austria), a business unit of aws, operates as a classic technology transfer and licensing office. The mission of
Tecma is to facilitate the marketing of promising innovations and technologies, mainly from Austrian universities to industry. For further information on aws and its services visit the company's website at www.awsg.at.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended
December 31, 2004. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                      # # #